UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  November 7, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On November 7, 2011, Radius Health, Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) and Amendment No. 2 (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”) to its Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011 (as amended, the “Stockholders’ Agreement”), by and among the Company and the stockholders party thereto.

Capitalized terms used but not defined in this report shall have the meanings given to such terms in the Stockholders’ Agreement.   A copy of the Stockholders’ Agreement, including the Amendments, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Amendments, among other things:

•                                                Amend the Stockholders’ Agreement to exclude from the right of first refusal the shares issued under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”).

•                                                Amend the Stockholders’ Agreement to provide that each party agrees not to sell any shares of the Company’s capital stock for a price that is less than $8.142 per share prior to the listing of the Company’s common stock on a national securities exchange.

•                                                Confirm that, upon and subject to the effectiveness of the Company’s Registration Statement on Form S-1 (Reg. No. 333-175091) on or prior to November 14, 2011, the Company shall have complied with its obligations under Section 3.4(a)(ii) of the Stockholders’ Agreement relating to such Registration Statement.

•                                                Grant certain registration rights under the Stockholders’ Agreement to two option holders.

•                                                Permit additional holders of the Company’s securities to become parties to, and subject to, the Stockholders’ Agreement.

Other material terms of the Stockholders’ Agreement remain unchanged.

The foregoing is a summary of the material terms of the Amendments and not a complete description of the Amendments.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendments.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2011 (the “Effective Date”), the Board of Directors (the “Board”) of the Company adopted and approved the 2011 Plan and directed that a proposal be submitted to the Company’s stockholders to ratify, confirm and approve, by written consent, the adoption of the 2011 Plan.

Unless earlier terminated by the Board, the 2011 Plan will terminate immediately prior to the tenth anniversary of the Effective Date.  The Company may award stock options, stock grants, stock appreciation rights, performance units, performance awards, restricted stock and restricted stock units under the 2011 Plan to employees, consultants and directors of the Company and its affiliates.  The number of shares of the Company’s common stock issued pursuant to or subject to outstanding awards granted under the 2011 Plan may not exceed the sum of:

•                  two million (2,000,000) shares of the Company’s common stock and

•                  any shares of the Company’s common stock, which as of the Effective Date, remained available for issuance under the Company’s 2003 Long-Term Incentive Plan (the “2003 Plan”), or are

subject to awards under the 2003 Plan that are forfeited or lapse unexercised and that, following the Effective Date, are not issued under the 2003 Plan.

Accordingly, the maximum number of shares of the Company’s common stock that may be issued pursuant to or subject to outstanding awards under the 2011 Plan is 3,597,889.

The 2011 Plan is administered by the Board, including through delegation of such administration to the Compensation Committee of the Board.  The description of the 2011 Plan contained herein is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

On the Effective Date, and subject to stockholder approval of the 2011 Plan within twelve months of the Effective Date, the Board granted incentive stock options to the following named executive officers of the Company for the number of shares of common stock of the Company set forth opposite their names below:

Dr. C. Richard Lyttle, President and Chief Executive Officer	277,947
B. Nicholas Harvey, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	86,858
Dr. Louis O’Dea, Senior Vice President and Chief Medical Officer	97,281
Dr. Gary Hattersley, Vice President, Biology	41,691

Such incentive stock options are subject to the terms of the 2011 Plan and a form of stock option agreement approved by the Board on the Effective Date, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.  Such incentive stock options have an exercise price of $3.22 per share, a term of ten years and become vested and exercisable in a series of sixteen substantially equal installments, with the first installment exercisable on the Effective Date and an additional installment becoming exercisable on the first day of each calendar quarter thereafter, subject to continued service with the Company through the applicable vesting date.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 10, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Amended and Restated Stockholders’ Agreement, dated as of May 17, 2011, as amended by Amendment No. 1, dated as of November 7, 2011, and Amendment No. 2, dated as of November 7, 2011, by and among the Company and the stockholders party thereto

10.2	Radius Health, Inc. 2011 Equity Incentive Plan (incorporated by reference from Exhibit 99.5 to the Company’s Registration Statement on Form S-8 (File No. 000-53173), filed on November 7, 2011)

10.3	Radius Health, Inc. 2011 Equity Incentive Plan Form of Stock Option Agreement